SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2004

FIRST SECURITY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	000-49747	58-2461486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 266-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Institutional Shareholder Services ("ISS") requested that First Security Group, Inc. ("First Security") provide ISS with additional information about fees that First Security reported in its proxy statement for its 2004 Annual Meeting of Shareholders and First Security's future intentions regarding the establishment of a nominating committee of the Board of Directors. ISS further requested that First Security publish this information either in a Form 8-K filing or in a press release. The following is the information First Security provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth fees billed by Joseph Decosimo and Company, LLP for services rendered for the fiscal year ended December 31, 2003:

Audit Fees	$120,000
Audit-Related Fees	22,295
Tax Fees – Preparation and Compliance	60,965

Total – Audit, Audit-Related and Tax – Preparation and Compliance Fees	203,260

Tax Fees – Other[1]	30,635
All Other Fees	95,805

Total – Other Fees	126,440

Total – Fees	$329,700

1 Tax Fees – Other includes tax advice on acquisitions, tax planning and other tax advice.

NOMINATING COMMITTEE

The Company also confirmed to ISS that management will recommend to the Board of Directors at its meeting scheduled for May 27, 2004 that it create a Nominating Committee comprised of independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY GROUP, INC.

By:	/s/ William L. Lusk, Jr.

Secretary, Chief Financial Officer and Executive Vice President

Date: May 13, 2004

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